As filed with the Securities and Exchange Commission on May 3, 2011

Registration No. 333-143065

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Molecular Insight Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-0562086
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 Second Street Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Molecular Insight Pharmaceuticals, Inc.

Amended and Restated 2006 Equity Incentive Plan

(Full title of the plans)

Harry Stylli

President and Chief Restructuring Officer

160 Second Street

Cambridge, MA 02142

(617) 492-5554

(617) 492-5664 - Fax

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to: Gabor Garai David W. Kantaros Foley & Lardner LLP 111 Huntington Avenue Boston, Massachusetts 02199 (617) 342-4000 (617) 342-4001 – Fax

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

On May 17, 2007, Molecular Insight Pharmaceuticals, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-143065 (the “Registration Statement”) registering 2,300,000 shares of the Registrant’s common stock, par value $0.01 (the “Common Stock”), for issuance under the Registrant’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”). The Registrant no longer issues securities under the Plan. The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effectiveness of this post-effective amendment, all shares of the Common Stock that were registered under the Registration Statement and remain unissued under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this May 3, 2011.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ Harry Stylli
Harry Stylli
President and Chief Restructuring Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities below on the 3rd day of May, 2011.

Signature	Title

/s/ Harry Stylli	Director; President and Chief Restructuring Officer	May 3, 2011
Harry Stylli

/s/ John W. Babich, Ph.D.	Director; Executive Vice President, Chief Scientific Officer, President of Research and Development, Principal Executive Officer	May 3, 2011
John W. Babich, Ph.D.

/s/ Mark A. Attarian	Interim Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 3, 2011
Mark A. Attarian

/s/ Joseph M. Limber	Director; Chairman of the Board of Directors	May 3, 2011
Joseph M. Limber

/s/ Daniel Frank	Director	May 3, 2011
Daniel Frank

/s/ Scott Gottlieb, M.D.	Director	May 3, 2011
Scott Gottlieb, M.D.

/s/ David M. Stack	Director	May 3, 2011
David M. Stack

/s/ Lionel Sterling	Director	May 3, 2011
Lionel Sterling